TECHNOLOGY LICENSE AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT (the “Agreement”) is effective as of this 19th day of August, 2013 ( the “Effective Date”) by and between Press Ventures, Inc. (“Licensee”), a Nevada corporation with offices at 542 Syndicate Ave South, Thunder Bay, Canada, P7E 1E7 and BioSafety Systems Sp. z o.o. (“Licensor”), a limited liability company organized under the laws of Poland with offices at Poland, oo-918 Warszawa, ul. Zlota 61 lok. 100 (each, a “Party” and together, the “Parties”).

RECITALS

Whereas, Licensor has a license to certain intellectual property rights of Edward Denkiewicz under a patent purchase agreement dated July 14, 2012 between Bruce Kelly Krimpton Crosby and Mr. Denkiewicz effective in perpetuity (the “Crosby License Agreement”) which rights were assigned to Licensor pursuant to the Intellectual Property Assignment Agreement between Licensor and Mr. Denkiewicz, effective as of August 12, 2013 (the “Denkiewicz Assignment” and together with the Crosby License Agreement, the “IP Transfer Agreements”);

Whereas, Licensee wishes to sublicense certain of such rights from Licensor in order to commercialize the technology embodied therein; and

Now, Therefore, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

“Licensed Know-How” shall mean know-how, methods, trade secrets and confidential information concerning biosafety solutions.

“Licensed Materials” shall mean any and all documentation, drawings, diagrams, designs, white papers, publications, mock-ups, prototypes, or other materials related to the Licensed Know-How or the Licensed Patents (as defined below).

“Licensed Method” shall mean any process, technique, procedure, or other activity that infringes a Valid Claim (as defined below) of the Licensed Patents.

“Licensed Patents” shall mean U.S. Patent No. 7,300,624, entitled “Method of Disinfecting a Building Air Supply,” filed on October 19, 2004 by Bruce Kelly Krimpton Crosby (attached hereto as Exhibit A); continuing applications thereof, including divisions, substitutions, extensions and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are entitled to the priority filing date of the applicable above-listed parent patent application); patents issuing on said applications or continuing applications; reissues of such patents; and corresponding foreign patents or applications of any of the foregoing.

“Licensed Product” shall mean any product that infringes a Valid Claim of the Licensed Patents.

“Licensed Service” shall mean any service or offering that practices the Licensed Method.

 “Net Revenues” shall mean all monies received by Licensee from Sales of Licensed Services and Licensed Products, excluding all taxes, fees, commissions, deposits, service charges, and penalties.

“Royalty Term” shall mean the period commencing on the Effective Date and ending on the latest date of expiry of a Valid Claim.

“Sale” shall mean the act of selling, leasing, or otherwise transferring or providing Licensed Products or Licensed Services for any consideration. Correspondingly, “Sell” shall mean to make or cause to be made a Sale, and “Sold” means to have made or caused to be made a Sale.

“Shares” shall mean the shares of common stock par value $0.001 of Licensee.

“Valid Claim” shall mean, with respect to each country in the world, a claim of an issued, unexpired patent that has not been: (a) held invalid or unenforceable by any court of competent jurisdiction, or (b) disclaimed or admitted to be invalid or unenforceable through reissue or otherwise.

ARTICLE 2
EXCLUSIVE LICENSE GRANTS

Section 2.1 Technology License Grant.  Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive, worldwide, perpetual, transferable, sublicensable (through multiple tiers of sublicensors) license under Licensor’s rights in the Licensed Patents to (i) practice and have practiced the Licensed Method; (ii) use, make, develop, have made, and have developed Licensed Products and Licensed Services; and (iii) Sell, offer for Sale, and import Licensed Products and Licensed Services.

Section 2.2 Know-How License Grant. Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive, royalty-free, worldwide, perpetual, transferable, sublicensable (through multiple tiers of sublicensors) license to use and exploit the Licensed Know-How solely for the purpose of (i) practicing and having practiced the Licensed Method; (ii) using, making, developing, having made, and having developed Licensed Products and Licensed Services; and (iii) Selling, offering for Sale, and importing Licensed Products and Licensed Services.

Section 2.3 Materials License Grant. Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive, royalty-free worldwide, perpetual, transferable, sublicensable (through multiple tiers of sublicensors) license to use, reproduce, distribute, publicly display, publicly perform, and create derivative works of the Licensed Materials.

ARTICLE 3
TECHNOLOGY TRANSFER

Section 3.1 Training. Licensor shall, at its own expense, provide any and all training, instruction, explanation, or other guidance to Licensee as Licensee may reasonably request in the use, exploitation, and practice of the Licensed Patents, the Licensed Know-How, and the Licensed Materials.

ARTICLE 4
CONSIDERATION AND CHANGE IN MANAGEMENT

Section 4.1 Stock Issuance.  As part consideration for the licenses granted hereunder, Licensee will issue 170,000,000 Shares to Licensor by delivering a stock certificate to Licensor registered in the name of Licensor, or its nominees, evidencing the Shares. Licensor shall execute and deliver to Licensee the stockholder representation letter attached hereto as Exhibit C, and Licensee shall be reasonably satisfied that the issuance of the Shares to Licensor pursuant to the License is exempt from the registration requirements of the Securities Act of 1933, as amended.

Section 4.2 Royalty. During the Royalty Term, Licensee shall pay Licensor, on the fifteenth (15th) day of each calendar month, a sum equivalent to six percent of Net Revenues from the previous calendar month.

ARTICLE 5
TERM, TERMINATION, AND SURVIVAL

Section 5.1 Effective Term. This Agreement shall commence on the Effective Date and continue in perpetuity until terminated by Licensee in accordance herewith.

Section 5.2 Termination. Licensee may terminate this Agreement at any time, in its sole discretion, upon written notice to Licensor.

Section 5.3 Survival. Any termination of this Agreement will not affect the rights and obligations set forth in the following:

Article 1	Definitions
Section 2.2	Know-How License Grant
Section 2.3	Materials License Grant
Article 5	Life of the Agreement
Article 6	Representations and Warranties; Disclaimers
Article 8	Indemnification
Article 10	Limitation of Liability
Article 11	Miscellaneous Provisions

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

Section 6.1 General Warranty.  Each Party hereby represents and warrants to the other that: (a) such Party has the right, power and authority to enter into this Agreement and to fully perform all of its obligations hereunder, and has secured all authorizations and consents necessary to enter into this Agreement; and (b) entering into this Agreement does not violate any agreement or obligation existing between such party and any third party.

Section 6.2 Intellectual Property Warranties by Licensor.  Licensor hereby represents and warrants to Licensee that:

(a) True and correct copies of the IP Transfer Agreements are attached hereto as Exhibits B-1 and B-2, respectively.

(b) The IP Transfer Agreements have not been invalidated, terminated, or expired.

(c) Licensor is not in material breach of the IP Transfer Agreements.

(d) Other than the licenses granted in Article 2 and in the IP Transfer Agreements, no licenses to the Licensed Patents, the Licensed Know-How, or the Licensed Materials have been granted by any entity to any other entity.

(e) Licensor has, prior to the Effective Date, obtained sufficient rights to grant the licenses granted to Licensee herein, including without limitation the rights to grants exclusive licenses with respect to all uses and applications of the Licensed Patents, the Licensed Know-How, and the Licensed Materials, and has provided to Licensee documentary evidence thereof.

(f) The Licensed Materials were created solely by employees of Licensor within the scope of their employment and are exclusively owned by Licensor.

(g) The Licensed Know-How is eligible subject matter for trade secret protection and was not misappropriated from any third party.

Section 6.3 Capital Structure of Licensee.  As of the Effective Date, the authorized capital stock of Licensee consists of 5,000,000,000 Shares, of which 415,000,000 Shares are issued and outstanding and no Shares are issuable upon the exercise of warrants, convertible notes, options or otherwise except as set forth in filings by Licensee with the Securities and Exchange Commission.

ARTICLE 7
ENFORCEMENT

Section 7.1 Notice of Infringement.  In the event that Licensor suspects or becomes aware of infringement of any Licensed Patent, the Licensed Know-How, or the Licensed Materials, Licensor shall advise Licensee of the same promptly after receipt of knowledge of such infringement.

Section 7.2 Enforcement Rights.  If, during the term of this Agreement, Licensee determines or receives notice that a third party is infringing a Valid Claim of a Licensed Patent, Licensee shall have the exclusive right, but not the obligation, to seek to halt any such infringement of such Valid Claim. If Licensee elects to institute an action to seek to terminate such infringement, Licensor shall provide all reasonable assistance to Licensee in the prosecution of such action, including, without limitation, joining Licensee as a co-plaintiff to such action. Any damages award (including enhanced damages) recovered by Licensee from the resolution of such action shall be retained by Licensee.

ARTICLE 8
INDEMNIFICATION

Section 8.1 Indemnity. Licensor shall indemnify and hold harmless Licensee and its employees, directors, distributors, agents, customers, licensees, successors and assigns from and against all cost, liability, claims, loss, damage, expense or judgment resulting from, arising out of, or in connection with any breach of any covenant or warranty made by Licensor pursuant Section 5.2,  provided that: (a) Licensor is notified promptly in writing of any indemnification claims; and (c) Licensee cooperates to the extent necessary in the defense of any indemnification claims.

ARTICLE 9
CONFIDENTIALITY

Section 9.1 Definition.  “Confidential Information” means any information:  (i) disclosed by one Party (the “Disclosing Party”) to the other (the “Receiving Party”), which, if in written, graphic, machine-readable or other tangible form is marked as “Confidential” or “Proprietary”, or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked “Confidential” within thirty (30) days of such disclosure; or (ii) which is otherwise deemed to be confidential by the terms of this Agreement. The Licensed Know-How and the Licensed Materials shall be Confidential Information of the Licensee upon delivery thereof to the Licensee.

Section 9.2 Exclusions.  Notwithstanding the foregoing, Confidential Information shall exclude information that the Receiving Party can demonstrate:  (i) was independently developed by the Receiving Party without any use of the Disclosing Party’s Confidential Information or by the Receiving Party’s employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party’s Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of an obligation to the Disclosing Party; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

Section 9.3 Compelled Disclosure.  If the Confidential Information of a Disclosing Party must be disclosed by the Receiving Party pursuant to the order or requirement of a court, administrative agency, or other governmental body, the Receiving Party shall (i) provide prompt notice thereof to the Disclosing Party and (ii) use its best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

Section 9.4 Confidentiality Obligation.  The Receiving Party shall treat as confidential all of the Disclosing Party’s Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement.  Without limiting the foregoing, the Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party’s Confidential Information.

Section 9.5 Confidentiality of Agreement.  Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other’s Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial communication without the prior written consent of the other Party; provided, however, that each Party may disclose the terms and conditions of this Agreement:  (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of an initial public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

ARTICLE 10
LIMITATION OF LIABILITY

Section 10.1 No Liability. IN NO EVENT WILL LICENSEE BE LIABLE TO LICENSOR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR EXEMPLARY DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE, OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  LICENSEE’S LIABILITY UNDER THIS AGREEMENT FOR DAMAGES WILL NOT, IN ANY EVENT, EXCEED THE AMOUNTS PAID BY LICENSEE TO LICENSOR UNDER THIS AGREEMENT IN THE TWELVE-MONTH PERIOD PRECEDING THE EVENT THAT GAVE RISE TO SUCH LIABILITY. THESE LIMITATIONS WILL SURVIVE AND APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

ARTICLE 11
MISCELLANEOUS PROVISIONS

Section 11.1 Governing Law and Jurisdiction.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.  Any disputes arising out of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts located in Nevada, U.S.A., and each Party hereby consents to the jurisdiction of such courts.  The Parties hereby disclaim and exclude the application hereto of the United Nations Convention on Contracts for the International Sale of Goods.

Section 11.2 Independent Contractors.  The relationship of the Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either Party the power to direct and control the day-to-day activities of the other; (ii) constitute the Parties as employers or employees, partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertaking; or (iii) allow either Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

Section 11.3 Binding Effect.  This Agreement will be binding upon and inure to the benefit of the Parties hereto, their successors, and permitted assigns.

Section 11.4 No Waiver.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.  None of the terms and conditions of this Agreement can be waived except by the written consent of the Party waiving compliance.

Section 11.5 Amendments.  No modification of, or amendment to, this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by an authorized representative of both Parties.

Section 11.6 Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect, and the Parties shall negotiate in good faith a substitute, valid, and enforceable provision that most nearly reflects the Parties’ intent in entering into this Agreement.

Section 11.7 Construction.  The titles and section headings used in this Agreement are for ease of reference only and shall not be used in the interpretation or construction of this Agreement.  No rule of construction resolving any ambiguity in favor of the non-drafting Party shall be applied hereto.  The word “including”, when used herein, is illustrative rather than exclusive and means “including, without limitation.”

Section 11.8 Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and supersedes all prior and contemporaneous communications, representations, discussions, and agreements between the Parties with respect to such subject matter.

Section 11.9 Assignment.  Licensee may freely assign this Agreement and all rights and obligations hereunder upon written notice to Licensor.

Section 11.10 Notices.  All notices under this Agreement will be deemed to have been fully given and effective when done in writing and (a) delivered in person, (b) mailed by registered or certified mail, or (c) deposited with a carrier service requiring signature by recipient, and addressed as follows:

To Licensee:                          Press Ventures, Inc.
542 Syndicate Ave South
Thunder Bay, Canada, P7E 1E7

To Licensor:                          BioSafety Systems Sp. z o.o.
                Poland, oo-918 Warszawa, ul. Zlota 61 lok. 100

Section 11.11 No Third-Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to confer, nor shall anything herein confer, on any person other than the Parties and the respective permitted successors or permitted assigns of the Parties, any rights, remedies, obligations, or liabilities.

Section 11.12 Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original and which together will constitute one instrument.

[Signature page follows.]

In Witness Whereof, the Parties have executed this Agreement effective as of the date first stated above.

Press Ventures, Inc.

By: /s/ Wilson A. Garduque _________________
Name: Wilson A. Garduque
Title: Director

BioSafety Systems Sp. z o.o.

By: _/s/ Edward Denkiewicz ________________
Name: Edward Denkiewicz
Title: Sole Officer and Director

[Signature Page to Technology License Agreement]